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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of WHX Corporation on Form S-3 (File No.33-54831) of our report dated February 12, 1998, on our audits of the consolidated financial statements of Wheeling-Nisshin, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, appearing on page 52 of this Form 10-K.


Coopers & Lybrand L.L.P.
Pittsburgh, Pennsylvania
March 17, 1998